CHAPMAN & FLANAGAN, LTD.
                   A Professional Legal Corporation


Daniel G. Chapman                                  Sean P. Flanagan

                            March 28, 2002

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Music Etc., Inc., Registration Statement on Form SB-2
          Opinion regarding legality of shares

Dear Sir or Madam:

     We refer to the registration statement on Form SB-2 filed by Music Etc., Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The registration statement and all amendments thereto relate to the registration under the Act of 5,835,600 shares (the "Shares") of the Company's common stock, $0.001 par value. For the purposes of this opinion, the registration statement and all amendments to the registration statement are collectively referred to as the "Registration Statement."

     In our representation we have examined such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Articles of Incorporation and Bylaws of the Company.

     Based upon the foregoing, it is our opinion that the Company is duly organized and validly existing as a corporation under the laws of the State of Nevada, and that the Shares, when issued and sold in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid, and non-assessable.

     We are not opining as to any other statements made in the Registration Statement or any other matters. Furthermore, this opinion is limited solely to facts and the laws in existence as of the date hereof, and we provide no opinion as to the effect which any changes in the laws or facts may have upon the matters concerning which we are opining.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned under the caption "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of Section 7 of the Act.


                                   Sincerely,


                                   /s/ Chapman & Flanagan, Ltd.
                                   Chapman & Flanagan, Ltd.

      777 N. Rainbow Blvd., Suite 390  Las Vegas, Nevada 89107
           (702) 650-5660  Facsimile (702) 650-5667